ESCROW AGREEMENT

ESCROW AGREEMENT, made as of the 30th day of December 30, 1985, by and among PROTECTIVE LIFE CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (“Seller”), PROTECTIVE LIFE INSURANCE COMPANY, a corporation duly organized under the laws of the State of Alabama and a wholly-owned subsidiary of Seller, AMERICAN FOUNDATION LIFE INSURANCE COMPANY, a corporation duly organized under the laws of the State of Alabama and a wholly-owned subsidiary of Seller, UNITED FOUNDERS LIFE INSURANCE COMPANY, a corporation duly organized under the laws of the State of Oklahoma and a wholly-owned subsidiary of Seller, NATIONAL WESTMINSTER BANK USA, a national banking association (“NatWest USA”), and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION (herein called the “Escrow Agent”).

Defined terms shall have meanings described to them in the Bond Purchase Agreement described below, unless otherwise stated herein.

WITNESSETH:

WHEREAS, each of Protective Life Insurance Company, American Foundation Life Insurance Company and United Founders Life Insurance Company (herein individually “Subsidiary” and collectively “Subsidiaries”) has heretofore been the owner of the industrial revenue bonds listed beside such Subsidiary’s name on Exhibit A hereto;

WHEREAS, each such Subsidiary has sold to NatWest USA each of the Bonds owned by such Subsidiary for the Bond Price which is specified adjacent to the listing of such Bond on Exhibit A hereto and has assigned to NatWest USA its interest in all Bond Documents;

WHEREAS, NatWest USA has the rights of a holder or owner of each Bond to have the Bonds registered and to have the related Bond Documents transferred of record (to the extent so transferable of record);

WHEREAS, the parties have agreed that the Bond Price received by the Subsidiaries for the Bonds shall be held in escrow pending registration of the Bonds and also transfer of record of the related Bond Documents; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent;

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.    Transfer into Escrow of Funds and Bonds. Contemporaneously herewith, NatWest USA has provided to the Escrow Agent immediately available funds in the amount of the Bond Price, representing the sale price of the Bonds, and the Escrow Agent acknowledges receipt of said immediately available funds. The Escrow Agent hereby agrees to hold, invest, and disburse said funds and earnings thereon (herein called the “Escrow Fund”) in accordance with the provisions of this Agreement. Contemporaneously herewith Seller and the Subsidiaries have delivered to the Escrow Agent each Bond listed on Exhibit A hereto and the Escrow Agent acknowledges receipt of the Bonds (except for the last-mentioned Bond on Exhibit A hereto, which shall be delivered pursuant to Section 2 of the Bond Purchase Agreement). The Escrow Agent agrees to hold and deliver the Bonds in accordance with the provisions of this Agreement.

2.    Effectuation of Registration of Bonds and Transfer of Bond Documents. Seller shall promptly undertake any and all steps necessary or appropriate to effectuate the registration of each Bond, transfer of record of each related bond Document, and the endorsement of all title insurance policies (included among Bond Documents). The Escrow Agent shall deliver any Bond to Haskell Slaughter Young & Lewis, as counsel for NatWest (“Counsel”), as may be specified by such Counsel, as may be needed to effect the foregoing registration and the Escrow Agent shall receive from such Counsel and hold in escrow hereunder any re-registered Bond subsequently delivered by such Counsel to the Escrow Agent.

3.    Release from Escrow. Upon the date (the “Transfer Date”) that

(i)
with respect to each Bond, certification is made by Haskell Slaughter Young & Lewis, as counsel for NatWest, that the transfer documents executed by Seller or Subsidiaries, as appropriate transferring of record those Bond Documents which have heretofore been recorded, respecting such Bond, have been filed of record in the appropriate form in the appropriate public recordation depositories (where the recorded Bond Documents corresponding to each Bond have heretofore been recorded), and

(ii)    such Bond is delivered, re-registered, to the Escrow Agent

[ the transfer and delivery described in (i) and (ii) being referred to as a “Completed Transfer” with respect to each Bond ],

the Escrow Agent shall in turn deliver such Bond to NatWest USA and shall pay a portion of the funds in escrow to Seller in accordance with the provisions of the next sentence hereof. The Escrow Agent shall value the Escrow Fund as of a time immediately preceding each payment for each Bond out of the Escrow Fund (the “Time of Valuation”) and as and when immediately available funds become available in the Escrow Fund, the Escrow Agent shall pay to Seller an amount equal to the product obtained by multiplying the value of the Escrow Fund as of the corresponding Time of Valuation by a fraction, the numerator of which is the Bond Price shown on Exhibit A for such Bond and the denominator of which is the bond Price for all Bonds less the Bond Price with respect to all Bonds which Seller has previously effected a Completed Transfer (and with respect to which Seller has received payment).

Seller agrees that, if any losses are sustained resulting from investment of any portion of the Escrow Funds according to the provisions of this agreement, that Seller will receive such funds as are available for disbursement from the Escrow Fund (as a result of losses), in accordance with the formula described in the preceding paragraph.

4.    Investment of Escrow Funds. So long as the Escrow Agent shall hold any funds in the Escrow Fund, the Escrow Agent shall invest such funds in such Authorized Investments as Seller may designate in writing to the Escrow Agent. For purposes of this Agreement, the term “Authorized Investments” shall mean (i) direct obligations of the United States of America, (ii) any repurchase agreement or reverse repurchase agreement with any bank which is a member of the Federal Deposit Insurance Corporation (“FDIC”), and that has capital and surplus of not less than $100 million, or with any primary government bond dealer reporting to and trading with the Federal Reserve Bank of New York, provided that such agreement is secured by direct obligations of the United States of America, (iii) shares of the Federated U.S. Government short-term fund, and (iv) fully collateralized Certificates of Deposit of any bank which is a member of the FDIC and which has capital and surplus of not less than $100 million.

5.    Acceptance of Escrow Agency. The Escrow Agent accepts the agency hereby created, subject to the following terms and conditions.

(a)	The Escrow Agent is not a party to and is not bound by any agreement between any one or more of the parties hereto, except this Agreement, unless otherwise expressly stated herein.

(b)
The duties of the Escrow Agent hereunder are only such as are herein specifically provided, being purely ministerial in nature, and it shall have no responsibility in respect of any of the cash, property or items deposited with it in the Escrow Fund other than faithfully to follow the instructions herein contained.

(c)
The Escrow Agent acts hereunder as a depositary. All deposits are warranted by the party making the deposit to be valid deposits. The Escrow Agent is not responsible for or liable in any manner whatever for the sufficiency, correctness, genuineness and validity of any security, document, or other item, which is a part of the Escrow Fund or for any claim or action by any person, firm, corporation or trustee concerning the right or power of any depositor to make any transfer or the validity of the transfer of any part of the Escrow Fund to the Escrow Agent.

(d)	The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to be genuine.

(e)
The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own negligence or misconduct.

(f)
The Escrow Agent is authorized to and may consult with, and obtain advice from, legal counsel in the event any dispute, conflict or question arises as to the construction of any of the provisions hereof or its duties hereunder. The Escrow Agent shall be reimbursed from the Escrow Fund held by it for all costs so incurred and shall incur no liability and shall be fully protected for acting in good faith in accordance with the written opinion and instructions of such counsel. Copies of all such opinions shall be made available to the other parties hereto upon request.

(g)
The Escrow Agent may, but shall not be required to, defend itself in any legal proceedings which may be instituted against it or it may, but shall not be required to, institute legal proceedings in respect of the Escrow Fund, or any part thereof. The Escrow Agent shall be indemnified and held harmless against the cost and expense of any such defense or action.

(h)
The Escrow Agent shall make payment to or for, or deliver documents to, any party only if in its judgment such payment or delivery may be made under the terms of this Agreement without its incurring any liability. If conflicting demands not expressly provided for in this Agreement are made or notices served upon the Escrow Agent with respect to its action or omission under this Agreement, the parties hereto agree that the Escrow Agent shall have the absolute right to elect to do either or both of the following: (i) withhold and stop all future actions or omissions on its part under this Agreement, or (ii) file a suit in interpleader or for instructions or for a declaratory judgment for other relief and obtain an order from the proper court requiring the parties to litigate in such court their conflicting claims and demands. In the event any such action is taken, the Escrow Agent shall be fully released and discharged from all obligations to perform any duties or obligations imposed upon it by this Agreement unless and until otherwise ordered by the court; and the parties jointly and severally agree that the Escrow Fund may be used to pay all costs, expenses, and reasonable attorney’s fees expended or incurred by the Escrow Agent in connection therewith and promise to pay all such amounts and agree that the costs in fact incurred shall be fixed by the Escrow Agent and a judgment thereof shall be rendered by the Court in such suit. If suit is filed, the prevailing party will be entitled to recover its reasonable attorneys fees and costs in connection with the same. All parties hereby consent, in event of any interpleading of any Escrow Fund, to the investing of such funds in one or more Authorized Investments.

6.    Sale of Escrow Fund. In the event that a sale of any or all of the Escrow Fund is necessary or required under the terms of this Agreement, the Escrow Agent agrees to use its best efforts to effect such a sale at a reasonable price. The parties hereto agree that the acceptance by the Escrow Agent of any offer or offers to purchase any or all of the Escrow Fund shall be binding and conclusive upon the parties hereto. The Escrow Agent shall not be liable for the exercise of its judgment in accepting or rejecting any sale or sales consideration. The Escrow Agent shall not be liable for any failure to receive any offer or offers from the public, or from the parties hereto, to purchase all or such part of the Escrow Fund as may be offered for sale by the Escrow Agent provided that the Escrow Agent shall have made reasonable efforts to obtain such an offer or offers. All expenses and obligations incurred in connection with any sale of any or all of the Escrow

Fund shall be charged against the proceeds and the surplus, if any, shall be delivered to the distributes under this Agreement.

7.    Securing Interest of Escrow Agent. The parties hereto grant to the Escrow Agent a security interest in and to all of the Escrow Fund and all proceeds, including the right of setoff, to secure it against any and all costs, expenses and fees arising hereunder.

8.    Bond Documents. With respect to each Bond delivered to NatWest USA by Escrow Agent, Seller shall deliver to NatWest USA originals or copies, as requested by NatWest USA, of all Bond Documents requested by NatWest USA.

9.    Notices. All notices, requests, demands or other communications authorized or required to be given by any party pursuant to this Agreement shall be given in writing to all parties, and shall be deemed to have been sufficiently given on the date mailed by certified mail, return receipt requested, or delivered:

(i)    If to the Escrow Agent:        SouthTrust Bank of Alabama, National Association
Corporate Trust Department
Post Office Box 2554
Birmingham, Alabama 35290

(ii)    If to NatWest USA        National Westminster Bank USA
175 Water Street
New York, New York 10038
Attention: Armand S. Ehrlein

(iii)    If to Seller:            Protective Life Corporation
Post Office Box 2606
Birmingham, Alabama 35202
Attention: President

with a copy to:            Protective Life Corporation
Post Office Box 2606
Birmingham, Alabama 35202
Attention: Chief Investment Officer

10.    Compensation and Expenses of the Escrow Agent. Seller shall pay the Escrow Agent a reasonable fee for services hereunder not to exceed $25,000, together with all reasonable charges, expenses, and disbursements incurred by it in the performance of its duties hereunder.

11.    Benefit and Binding Effect of Escrow Agreement. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns.

12.    Governing Law. This Escrow Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed in their respective names, by their duly authorized officers.

PROTECTIVE LIFE CORPORATION

By /s/ A. S. Williams III
Treasurer

PROTECTIVE LIFE INSURANCE COMPANY

By /s/ A. S. Williams III
Treasurer

AMERICAN FOUNDATION LIFE INSURANCE COMPANY

By /s/ A. S. Williams III
Treasurer

UNITED FOUNDERS LIFE INSURANCE COMPANY

By /s/ A. S. Williams III
Sr. Vice President, Investments

NATIONAL WESTMINSTER BANK USA

By /s/ Armand S. Ehrlein
Vice President

SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION

By
Vice President, Corporate Trust

DESCRIPTION OF BOND	BOND OWNER	MONTHLY PRINCIPAL + INTEREST PAYMENT	COUPON	FIRST CALL DATE	UNPAID PRINCIPAL BALANCE AS OF CLOSING DATE	PREMIUM	BOND PRICE
THE INDUSTRIAL DEVELOPMENT BOARD OF RUTHERFORD COUNTY, TENNESSEE REVENUE BOND (OZBURN-HESSEY STORAGE CO.)	Protective Life	13,165.30	12.000	4/1/90	1,213,453.97	143,129.84	1,356,583.81
DEVELOPMENT AUTHORITY OF COBB COUNTY REVENUE BOND (MILL CREEK LIMITED)	Protective Life	9,971.18	11.750	7/1/94	943,645.23	170,247.66	1,113,892.89
THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF FRANKLIN, TENNESSEE LOAN REVENUE NOTE Series 1981 (Alexander Plaza, Phase II Project)	Protective Life	22,506.76	12.250	10/1/91	2,049,091.59	328,165.48	2,377,257.07
INDUSTRIAL DEVELOPMENT AUTHORITY OF ROANOKE COUNTY, VIRGINIA Industrial Development Revenue Bond (AREA Corporation Peter’s Creek & Williamson Project) Series of 1981 – No. R—1	Protective Life	15,834.32	12.250	2/1/94	1,478,179.84	304,328.06	1,782,507.90
INDUSTRIAL DEVELOPMENT AUTHORITY OF ROANOKE COUNTY, VIRGINIA Industrial Development Revenue Bond (AREA Corporation 460 East Project) Series of 1981 – No. R—1	Protective Life	13,459.17	12.250	2/1/94	1,256,452.95	258,678.94	1,515,131.89
THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF TULLAHOMA, TENNESSEE REVENUE BOND (CHEROKEE SQUARE ASSOCIATES, LTD. REFUNDING)	Protective Life	23,643.37	12.500	7/1/93	2,174,548.27	456,166.27	2,630,714.54
THE INDUSTRIAL DEVELOPMENT BOARD OF THE METROPOLITAN GOVERNMENT OF NASHVILLE AND DAVIDSON COUNTY REVENUE BOND, SERIES B (ASSOCIATED WAREHOUSE PROPERTIES PROJECT)	Protective Life	7,637.25	11.250	12/1/93	751,957.63	109,192.67	861,150.30
THE INDUSTRIAL DEVELOPMENT BOARD OF THE COUNTY OF SULLIVAN REVENUE BOND, SERIES A (STONE EAST PLAZA PROJECT)	Protective Life	17,734.00	10.750	12/1/93	1,137,793.89	87,818.51	1,225,612.40
THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF CHATTANOOGA REVENUE BOND (SPARVEN, INC. PROJECT) No. R—1	Protective Life	5,597.31	11.750	6/1/94	545,598.80	99,814.27	645,413.07
THE INDUSTRIAL DEVELOPMENT BOARD OF THE COUNTY OF COCKE, TENNESSEE REVENUE BOND (COCKE DEVELOPMENT COMPANY) No. R—1	Protective Life	14,672.17	11.250	3/1/94	1,497,459.43	226,757.83	1,724,217.26

EXHIBIT A

THE INDUSTRIAL DEVELOPMENT BOARD OF WASHINGTON, TENNESSEE REVENUE BOND, SERIES A (CENTER WEST SHOPPING CENTER PROJECT)	Protective Life	15,062.67	12.000	7/1/94	1,415,943.64	278,130.27	1,694,073.91
THE INDUSTRIAL DEVELOPMENT BOARD OF CARTER COUNTY, TENNESSEE REVENUE BOND, SERIES A (BETSYTOWNE SHOPPING CENTER PROJECT)	Protective Life	18,326.10	12.000	10/1/94	1,725,092.69	345,373.98	2,070,466.67
TROUP COUNTY DEVELOPMENT AUTHORITY INDUSTRIAL DEVELOPMENT REVENUE BOND (JDN Enterprises Project) SERIES 1983 – No. R—1	Protective Life	13,871.67	11.500	11/1/94	1,393,217.52	243,627.07	1,636,844.59
PAULDING COUNTY INDUSTRIAL BUILDING AUTHORITY INDSUTRIAL DEVELOPMENT REVENUE BOND (JDN Enterprises Project) SERIES 1984 – No. R—1	Protective Life	26,140.83	12.000	12/1/94	2,529,769.62	522,874.21	3,052,643.83
DOWNTOWN DEVELOPMENT AUTHORITY OF THE CITY OF STOCKBRIDGE INDUSTRIAL DEVELOPMENT REVENUE BOND (JDN Enterprises Project) SERIES 1983 – No. R—1	Protective Life	29,328.67	11.500	2/1/95	2,948,896.06	525,256.65	3,474,152.71
CITY OF NATCHEZ, MISSISSIPPI URBAN RENEWAL REVENUE BOND (THE MARK IN NATCHEZ, LTD.) PROJECT	Protective Life	22,095.58	11.500	1/1/95	2,221,634.59	393,422.25	2,615,056.84
CARTERSVILLE DEVELOPMENT AUTHORITY INDUSTRIAL DEVELOPMENT REVENUE BOND (JDN Enterprises Project) SERIES 1983 – No. R—1	Protective Life	28,090.13	11.500	5/1/95	2,827,326.94	512,671.57	3,339,998.51
THE INDUSTRIAL DEVELOPMENT BOARD OF THE COUNTY OF WASHINGTON, TENNESSEE REVENUE BOND, SERIES A (CENTER EAST SHOPPING CENTER PROJECT)	Protective Life	11,691.67	11.500	5/1/95	1,145,166.95	203,519.34	1,348,686.29
THE INDUSTRIAL DEVELOPMENT BOARD OF THE METROPOLITAN GOVERNMENT OF NASHVILLE AND DAVIDSON COUNTY REVENUE BOND, SERIES A (METROPOLITAN INVESTORS PROJECT)	Protective Life	7,556.25	11.375	9/1/94	742,833.31	120,233.19	863,066.50
THE INDUSTRIAL DEVELOPMENT BOARD OF THE COUNTY OF HAMILTON, TENNESSEE REVENUE BOND (LBC ASSOCIATES – CHATTANOOGA #1 REFUNDING) No. R—1	Protective Life	2,338.33	11.500	11/1/94	228,151.98	38,911.98	267,063.96
THE INDUSTRIAL DEVELOPMENT BOARD OF THE COUNTY OF HAMILTON, TENNESSEE REVENUE BOND (OFFICE PROPERTIES) No. R—1	United Founders	4,432.03	14.500	8/1/93	245,304.76	51,748.17	297,052.93
THE INDUSTRIAL DEVELOPMENT BOARD OF THE COUNTY OF MARYVILLE, TENNESSEE REVENUE BOND, SERIES A (FOOTHILLS MALL – SEARS PROJECT)	United Founders	10,800.00	10.500	8/1/93	680,023.98	44,556.51	724,580.49

EXHIBIT A

THE INDUSTRIAL DEVELOPMENT BOARD OF THE COUNTY OF HAMILTON, TENNESSEE REVENUE BOND (SOUTH ACCESS BUSINESS PARK, LTD. PROJECT) No. R—1	United Founders	6,094.63	11.500	2/1/95	612,692.88	109,209.13	721,902.01
THE INDUSTRIAL DEVELOPMENT BOARD OF THE COUNTY OF HAMILTON, TENNESSEE REVENUE BOND (LBC ASSOCIATES – CHATTANOOGA #2—84--$800,000) No. R—1	United Founders	8,426.67	12.000	2/1/95	796,922.20	163,821.08	960,743.28
CATOOSA COUNTY DEVELOPMENT AUTHORITY INDUSTRIAL DEVELOPMENT REVENUE BOND (BATTLEFIELD PLAZA PROJECT) SERIES 1984 – No. R	United Founders	6,440.42	11.500	2/1/95	647,561.10	115,344.01	762,905.11
DOWNTOWN DEVELOPMENT AUTHORITY OF SNELLVILLE, GEORGIA INDUSTRIAL DEVELOPMENT REVENUE BOND (MATTISON PROJECT) No. R—1	American Foundation	5,477.33	12.000	9/1/95	518,833.94	110,902.46	629,736.40
CARROLLTON PAYROLL DEVELOPMENT AUTHORITY REVENUE BOND (JDN ASSOCIATES, LTD. 84—A PROJECT), SERIES 1984 – No. 1	Protective Life	25,761.67	11.500	2/1/96	2,600,000.00	495,408.38	3,095,408.38
COMMONWEALTH OF PENNSYLVANIA BERKS COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY INDUSTRIAL DEVELOPMENT REVENUE BOND (NORTH READING DEVELOPMENT COMPANY) R—1	Protective Life	20,807.50	11.500	2/1/96	2,100,000.00	400,137.54	2,500,137.54
TOTAL						$6,859,447.32	$45,287,001.08

UNDER COLUMN HEADED BOND OWNER:
PROTECTIVE LIFE SHALL MEAN:     PROTECTIVE LIFE INSURANCE COMPANY.
UNTIED [SIC] FOUNDERS SHALL MEAN:     UNITED FOUNDERS LIFE INSURANCE COMPANY.
AMERICAN FOUNDATION SHALL MEAN:     AMERICAN FOUNDATION LIFE INSURANCE COMPANY.

EXHIBIT A